Exhibit 10.a.(xxxi)


                          VESSEL PURCHASE AGREEMENT


                                BY AND BETWEEN


                       MATSON NAVIGATION COMPANY, INC.


                                     AND


                        AMERICAN PRESIDENT LINES, LTD.


                           DATED DECEMBER 20, 1995

                          VESSEL PURCHASE AGREEMENT
                          -------------------------



     THIS VESSEL PURCHASE AGREEMENT ("Purchase Agreement") is entered into as of December 20, 1995 by and between MATSON NAVIGATION COMPANY, INC., a Hawaii corporation ("Matson"), and AMERICAN PRESIDENT LINES, LTD., a Delaware corporation ("APL").

                                   RECITALS
                                   --------


     A. Matson and APL are party to that certain Agreement to Implement the Execution and Closing of Vessel Purchase, Purchase of Guam Assets and Alliance Slot Hire Agreement, dated September 22, 1995 (as originally executed and as amended, modified or supplemented heretofore or hereafter in accordance with its terms, the "Implementation Agreement"). Pursuant to the Implementation Agreement, APL and Matson are entering into this Purchase Agreement.

     B.   APL is the owner of three (3) United States flag C-9 containerships:
PRESIDENT LINCOLN, Official No. 651627, PRESIDENT WASHINGTON, Official No. 653424, and PRESIDENT MONROE, Official No. 655397, and three (3) United States flag C-8 containerships: PRESIDENT HOOVER, Official No. 530137, PRESIDENT GRANT, Official No. 530138, and PRESIDENT TYLER, Official No. 530140. Each of said six (6) containerships, together with the below-defined Vessel Assets appertaining or belonging thereto, is individually referred to herein as a "Vessel" and all of the same are collectively referred to herein as the "Vessels."

     C. APL has agreed to sell the Vessels to Matson and Matson has agreed to purchase the Vessels from APL, subject to the terms and conditions of this Purchase Agreement, including Section 13 hereof. The parties have further agreed that the direct conveyance of some of the Vessels from APL to Matson pursuant to this Purchase Agreement shall constitute a conveyance of such Vessels by APL to a qualified intermediary, and the transfer of such Vessels from such qualified intermediary to Matson, if APL elects to effect a like-kind exchange transaction, pursuant to SECTION 13 hereof.

     NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations and agreements herein contained, and intending to be legally bound, Matson and APL agree as follows:

                                  SECTION 1.
                       SALE AND PURCHASE OF THE VESSELS

     In reliance on the representations, warranties and covenants and subject to the terms and conditions contained in this Purchase Agreement and in the Implementation Agreement, APL hereby agrees to sell, convey, transfer and deliver to Matson each of the Vessels, and Matson hereby agrees to purchase each of the Vessels from APL. As employed in this Purchase Agreement, the following terms shall have the following meanings:

      (a) "VESSEL ASSETS" means all of the following, other than the Excluded
          Assets: (i) all engines, boilers, machinery, masts, boats, anchors, cables, chains, tackle, apparel, furniture, capstans, outfit, tools, pumps, pumping and other equipment, gear, lashings (including a full complement of all components of container lashing equipment sufficient in number to carry a full load of 40' containers), furnishings, appliances, fittings and other personal property appertaining or belonging to any of the Vessels referred to in Recital B hereof and all spares and replacement parts, in each case which are on board each such Vessel to the extent required by Section 6(c) of the below defined Bareboat Charter at the time the Vessel is redelivered to by Matson by APL in accordance with the provisions of said Bareboat Charter, (ii) the two shoreside propellers and two shoreside propeller shafts identified in Exhibit A attached hereto, (one such propeller and shaft relating to the C-8s and the other to the C-9s), (iii) all plans, drawings and other technical documents, logs, manuals, instruction books relating to each such Vessel, and
          (iv) certain intellectual property or rights with respect thereto relating to each such Vessel which are listed in Schedule 1(a) attached hereto and which shall be sold, licensed or otherwise transferred to Matson in accordance with the APL End User License Agreement referred to in SECTION 4.3 hereof.

      (b) "EXCLUDED ASSETS" means: (i) any and all consumable, expendable or subsistence stores, slop chest, fuel oil or diesel oil for a Vessel, whether on board or ashore, (ii) all personal property and effects of the Master, officers or crew of any Vessel, and (iii) all other shoreside spares identified in the inventory agreed to by the parties prior to the date hereof to be purchased separately by Matson pursuant to the Implementation Agreement, and (iv) any software or other intellectual property other than the intellectual property or rights to be sold, licensed or otherwise transferred to Matson in accordance with the APL End User License Agreement.

                                  SECTION 2.
                                PURCHASE PRICE

     The aggregate purchase price for the Vessels is ONE HUNDRED SIXTY MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$160,500,000.00) (the "Purchase Price"). The parties agree that the Purchase Price is to be allocated among the Vessels as previously agreed by the parties in writing. The Purchase Price shall be paid by Matson to APL (or to the qualified intermediary if APL elects to effect a like-kind exchange pursuant to SECTION 13 hereof), at such appraised value for each Vessel, at the Closings (as defined in SECTION 3 below) by wire transfer free of bank charges to an account or accounts desig-nated in writing by APL, such designation not to be later than ten (10) days prior to the Closing Dates (as defined in SECTION 3 below).

                                  SECTION 3.
                                   CLOSING

     The purchase and sale of the Vessels shall take place at closings (individually, a "Closing" and collectively, the "Closings") to be held on the First VPA Closing Date (as defined in the Implementation Agreement) and each subsequent VPA Closing Date, as such dates are determined pursuant to the Implementation Agreement (individually, a "Closing Date" and collectively, the "Closing Dates") at the offices of Lillick & Charles, Two Embarcadero Center, Suite 2700, San Francisco, California 94111, or at such other place or places as APL and Matson may agree. On the First VPA Closing Date, the parties shall, subject to the conditions set forth therein and in the Implementation Agree-ment, enter into the Interim Bareboat Charter Agreement, a form of which is attached hereto as Exhibit D (the "Bareboat Charter").


                                  SECTION 4.
                          DELIVERIES AT THE CLOSING

     4.1  DELIVERIES BY APL.
          -----------------

     At each Closing, APL shall deliver to Matson, in each case relating to the Vessel or Vessels to be transferred at such Closing, the following in the form reasonably acceptable to Matson, duly executed and acknowledged as appropriate:

      (a) Valid and sufficient bills of sale in recordable form (the "Bills of Sale") transferring title to each of such Vessels from APL to Matson, with warranties of title and free from all mortgages, pledges, liens, charges, leases, claims and other encumbrances of any kind (whether recorded or unrecorded) (collectively, "Liens"), other than (i) any Construction-Differential Subsidy and Capital Construction Fund restrictions imposed by law, regulation or contract, (ii) any trading restrictions imposed by law, regulation or contract, (iii) those Liens described in items 1 and 2 of Exhibit B attached hereto, and
          (iv) any Liens created by Matson (all such items referred to in the preceding clauses (i) through (iv) being referred to herein collectively, as "Permitted Liens"). Such warranties in the Bills of Sale to Matson shall survive the delivery of the Bills of Sale and transfer title to such Vessels to Matson.

      (b) A Certificate of Ownership of Vessel (United States Coast Guard ("USCG") Form 1330) or certified copy of the USCG abstract of title for each of such Vessels showing APL as the owner of the Vessels and showing no encumbrances of record.

      (c) Except to the extent the same is unavailable due to a Non-Termination Loss (as defined in SECTION 14.9 hereof), a current confirmation of class for each of such Vessels and their machinery and equipment issued by the American Bureau of Shipping ("ABS") showing each of the Vessels to be classed Maltese Cross A1(E) (hull), Maltese Cross AMS (machinery) and, in the case of the C-9 Vessels, Maltese Cross ACCU (automated equipment), free of any outstanding recommendations.

      (d) Copies of certificates of insurance, policies or cover notes evidencing the addition of Matson as an assured under the insurances relating to such Vessels referred to in Section 13 of the Bareboat Charter and referred to in SECTION 6 hereof, together with loss payable clauses required by Section 13 of the Bareboat Charter.

      (e) Except to the extent the same is unavailable due to a Non-Termination Loss (as defined in SECTION 14.9 hereof), a current inspection certificate of the USCG for each of such Vessels and evidence of no outstanding citations or requirements.

      (f) To the extent not previously delivered to Matson and in APL's possession or control, copies of all certificates of regulatory bodies, plans, drawings and other technical documents, logs and instructional manuals for each of such Vessels.

      (g) Copies of current radio and radio telegraphic licenses for each of such Vessels.



     4.2  DELIVERIES BY MATSON AND APL.
          ----------------------------

     At each Closing, Matson and APL shall execute and deliver to the other (a) a Certificate of Delivery and Acceptance for each of the Vessels transferred at such Closing, showing date, time and place of delivery, in the form attached hereto as Exhibit C, and (b) an appropriate addendum (the "CDS Addendum")
          ---------

whereby Matson is substituted for APL, and APL is released as an obligor, under the Construction-Differential Contract (or the Title V Contract) applicable to each of such Vessels to the extent agreed by the United States Maritime Administration ("MARAD"), and (c) on the First VPA Closing Date, the APL End User License Agreement (as defined in SECTION 4.3 hereof) in the form attached hereto as Exhibit 4.3, which shall become effective as to the property subject
          -----------

thereto as to each Vessel in accordance with the terms thereof.

     4.3  APL VESSEL SOFTWARE.
          -------------------

     APL will grant Matson a non-exclusive license to use the APL proprietary software located on the Vessels as listed on Schedule 1(a)(A) (the "APL
                                             ----------------

Proprietary Vessel Software") attached hereto. APL will obtain consent to a transfer of the licenses for third-party software located on the Vessels, as listed in Schedule 1(a)(B) (the "APL Licensed Vessel Software") attached hereto, at no additional cost to Matson. APL will transfer to Matson the shrinkwrap software listed on Schedule 1(a)(C) (the "APL Miscellaneous Vessel Software") attached hereto. Matson will pay all associated costs and ongoing maintenance for the APL Licensed Vessel Software and the APL Miscellaneous Vessel Software. APL will provide Matson with any manuals corresponding to the APL Proprietary Vessel Software, APL Licensed Vessel Software and APL Miscellaneous Vessel Software. All the foregoing is provided in accordance with and subject to the license terms attached hereto as Exhibit 4.3 (the "APL End User License Agreement").

                                  SECTION 5.
                            CONDITIONS TO CLOSING

     5.1  CONDITIONS TO MATSON'S OBLIGATIONS.
          ----------------------------------

     The obligation of Matson to purchase each Vessel to be transferred on each Closing Date shall be subject to the following conditions having been satis-fied, or waived in writing by Matson, on or before such Closing Date:

      (a) APL shall have delivered to Matson each of the items specified in
          SECTION 4 of this Purchase Agreement with respect to such Vessel.

      (b) Each of the conditions set forth in Section 1.2(b) of the Implementation Agreement for the benefit of Matson shall have been satisfied.

      (c) Each of the representations and warranties of APL set forth in
          SECTION 7 of this Purchase Agreement shall be true and correct in all material respects as of the Closing Date.

      (d) APL shall have performed all of its obligations under SECTION 9 of this Purchase Agreement.

      (e) The United States of America shall have entered into the CDS Addendum applicable to such Vessel, in form and substance reasonably satisfactory to Matson.

      (f) As of each Closing Date, such Vessel shall not be an actual, constructive, agreed to or compromised total loss, there shall have been no other loss, damage or casualty to any Vessel which is not covered by insurance (except applicable deductibles) or which does not constitute a Non-Termination Loss, and such Vessel shall, except to the extent it has suffered such a Non-Termination Loss, be in the same condition as it was in at its Vessel Inspection Date (as defined below), ordinary wear and tear not affecting class excepted. If there has been any such Non-Termination Loss covered by insurance which has not been fully repaired prior to a Closing Date, APL shall concurrently with the related Closing, assign to Matson all insurance proceeds relating thereto (except to the extent of amounts allocable to repairs already performed by APL or for which APL is obligated to pay), and shall pay to Matson any then applicable deductible. As used herein, "Vessel Inspection Date" means, as to a particular Vessel, the date on which such Vessel was previously inspected by or on behalf of Matson as set forth below:

          VESSEL                   INSPECTION DATE
          ----------------------------------------


          PRESIDENT LINCOLN        6/12 - 6/15, 1995
          PRESIDENT WASHINGTON     6/5  - 6/8,  1995
          PRESIDENT MONROE         5/22 - 6/25, 1995
          PRESIDENT HOOVER         6/18 - 6/23, 1995
          PRESIDENT GRANT          5/28 - 5/27, 1995
          PRESIDENT TYLER          6/4  - 6/9,  1995

          At any time or times prior to any Closing upon reasonable notice to APL and without an undue delay to any Vessel to be transferred at such Closing, Matson shall have the right to conduct such additional inspections of any such Vessel (excluding drydocking) as it deems reasonably necessary in order to determine the satisfaction of the terms of this SECTION 5.1(f).

      (g) The Vessels are, except for Permitted Liens, unrestricted and specifically qualified to operate in the United States domestic, coastwise and foreign trades.

      (h) APL shall have obtained and delivered to Matson for the third-party software listed in Schedule 2.1(a)(B) attached hereto, the consents
                             ------------------

          which APL is required to obtain under the APL End User License Agreement.

      (i) The USCG shall have redocumented such Vessel in the name of Matson for operation in the United States coastwise and foreign trades.

      (j) Matson shall have received an opinion of counsel for APL reasonably satisfactory to Matson, that the Exchangor (as defined in that certain Exchange Agreement between APL and Chicago Deferred Exchange
          Corporation, dated       , 1995) shall, upon completion of the tax-
          free exchange, referred to in SECTION 13 hereof, retain no right, title or interest in or to the Vessels subject to such exchange. Counsel for APL shall be entitled to rely conclusively, when giving such opinion, upon correspondence from the Exchangor concerning its right, title and interest in and to the Vessel upon completion of the tax-free exchange referred to herein.

      (k) Matson shall have received a certificate of APL executed on its behalf by the president or any vice president of APL stating whether or not the Vessel is in compliance with SECTION 5.1(f) hereof, and, if not, to the extent known to APL, the particulars and details of any non-compliance therewith.

     5.2  CONDITIONS TO APL'S OBLIGATIONS.
          -------------------------------

     The obligation of APL to sell each Vessel to be transferred on each Closing Date shall be subject to the following conditions having been satis-fied, or waived in writing by APL, on or before such Closing Date:

      (a) Matson shall have paid the portion of the Purchase Price allocable to such Vessel to APL, or to the qualified intermediary to the extent that APL elects to effect a like-kind exchange pursuant to SECTION 13 hereof, in accordance with SECTION 2 of this Purchase Agreement.
      (b) Matson shall have delivered to APL the items specified in SECTION 4.2 of this Purchase Agreement with respect to such Vessel.

      (c) Each of the conditions set forth in Section 1.2(c) of the Implementation Agreement for the benefit of APL shall have been satisfied.

      (d) As of each Closing Date, the United States of America shall have entered into the CDS Addendum, in form and substance reasonably satisfactory to APL.

      (e) The representation and warranty of Matson set forth in SECTION 7 of this Purchase Agreement shall be true and correct in all material respects as of each Closing Date.

      (f) The USCG shall have redocumented such Vessel in the name of Matson for operation in the United States coastwise and foreign trades.

      (g) As of each Closing Date, such Vessel shall not be an actual, constructive, agreed to or compromised total loss, there shall have been no other loss, damage or casualty to any Vessel which is not covered by insurance (except applicable deductibles) or which does not constitute a Non-Termination Loss, and such Vessel shall, except to the extent it has suffered such a Non-Termination Loss, and in the same condition as it was in at its Vessel Inspection Date, ordinary wear and tear not affecting class excepted. If there has been any such Non-Termination Loss covered by insurance which has not been fully repaired prior to a Closing Date, APL shall concurrently with the related Closing, assign to Matson all insurance proceeds relating thereto (except to the extent of amounts allocable to repairs already performed by APL, for which APL is obligated to pay), and shall pay to Matson any then applicable deductible.

      (h) The Vessels are, except for Permitted Liens, unrestricted and specifically qualified to operate in the United States domestic, coastwise and foreign trades.


     5.3  TRANSACTIONS DEEMED SIMULTANEOUS.
          --------------------------------

     All deliveries and payments referred to in SECTIONS 2 and 4 of this Purchase Agreement with respect to any Closing shall be deemed to have occurred simultaneously and no delivery or payment shall be considered to have been finally made until all have been completed. Upon each Closing, all conditions precedent to the obligations of each of the parties as specified in SECTION 5.1 and SECTION 5.2 with respect to such Closing shall irrevocably be deemed to have been either satisfied or waived; provided, however, that nothing in this
SECTION 5.3 or elsewhere in this Purchase Agreement regarding conditions shall be deemed or interpreted in any way to prohibit or impair the survival of all warranties and representations set forth in SECTION 7 hereof pursuant to the provisions thereof, or the survival of all warranties and representations set forth in Section 5 of the Implementation Agreement pursuant to the provisions thereof.

                                  SECTION 6.
          PASSAGE OF TITLE, DELIVERY OF VESSELS AND BAREBOAT CHARTER

     On each Closing Date, title to each of the Vessels to be transferred on such Closing Date shall be transferred by APL to Matson while each Vessel is in international waters.

                                  SECTION 7.
                    WARRANTIES AND REPRESENTATIONS OF APL

      (a) APL hereby makes the following representations and warranties to Matson, which representations and warranties shall survive each
          Closing:

          (i) On each Closing Date and immediately prior to the sale, APL was the sole owner of and had sole title to such Vessels to be transferred on that date, and such Vessels were documented in the name of APL under the laws of the United States.

          (ii) On each Closing Date, each of the Vessels to be transferred on that date will be free and clear of any Liens, except for Permitted Liens.

          (iii) On each Closing Date, APL is a citizen of the United States of America within the meaning of Section 802 of Title 46, United States Code Annotated and is qualified to operate the Vessels throughout the Bareboat Charter term of each Vessel in the trades in which the Vessels will be engaged throughout such term.

      (b) Matson hereby makes the following representation and warranty to APL, which representation and warranty shall survive each Closing. On each Closing Date, Matson is a citizen of the United States with in the meaning of Section 802 of Title 46, United States Code Annotated.

                                  SECTION 8.
                 DISCLAIMER OF WARRANTIES AND REPRESENTATIONS

     EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7 HEREOF, APL HAS NOT MADE AND DOES NOT MAKE (NOR SHALL APL BE DEEMED TO HAVE MADE OR TO MAKE BY VIRTUE OF THE SALE OF THE VESSELS AND VESSEL ASSETS TO MATSON OR ANY OTHER FACT OR CIRCUMSTANCE WHATSOEVER), TO MATSON OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE VESSELS, OR ANY OF THE VESSEL ASSETS OR ANY OF THE SOFTWARE AND INTELLECTUAL PROPERTY DESCRIBED IN
SCHEDULE 1(A) ATTACHED HERETO, INCLUDING, WITHOUT LIMITATION, ANY
-------------

REPRESENTATIONS OR WARRANTIES OF TITLE, DESIGN, CONDITION, QUALITY, SEAWORTHINESS, MERCHANTABILITY, WORKMANSHIP, SUITABILITY OR FITNESS OR ELIGIBILITY FOR ANY TRADE OR VOYAGE OR FOR ANY OTHER USE OR PURPOSE, ALL OF WHICH REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY EXCLUDED. THERE ARE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER OF APL WITH RESPECT TO ANY OF THE VESSELS, OR ANY OF THE VESSEL ASSETS OR ANY OF THE SOFTWARE OR INTELLECTUAL PROPERTY DESCRIBED IN SCHEDULE 1(A) ATTACHED HERETO, OTHER THAN THE
                      -------------

REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 7 HEREOF, WHICH REPRESENTATIONS AND WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF APL WITH RESPECT TO ANY OF THE VESSELS OR ANY OF THE VESSEL ASSETS, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 7 HEREOF, MATSON SHALL PURCHASE AND ACCEPT ALL OF THE VESSELS, ALL OF THE SOFTWARE AND INTELLECTUAL PROPERTY DESCRIBED IN SCHEDULE 1(A) ATTACHED HERETO AND ALL OF THE
                                   -------------

VESSEL ASSETS AS IS, WHERE IS AND WITH ALL FAULTS AND DEFECTS, WHETHER PATENT OR LATENT, AND WITHOUT RECOURSE TO APL ON ACCOUNT OF ANY LOSS, DAMAGE OR INJURY SUFFERED OR SUSTAINED BY MATSON OR ANY OTHER PERSON ON ACCOUNT OF ANY SUCH FAULT OR DEFECT WHETHER ON ANY THEORY OF NEGLIGENCE, STRICT LIABILITY, UNSEAWORTHINESS, BREACH OF CONTRACT OR EXPRESS OR IMPLIED WARRANTY, ON WHICH ANY SUCH RECOURSE MIGHT OTHERWISE BE PURSUED. NOTHING IN THIS SECTION 8 SHALL LIMIT OR ALTER ANY OF THE RIGHTS OF APL OR MATSON UNDER SECTION 8 OF THE GUAM ASSET PURCHASE AGREEMENT.

                                  SECTION 9.
                          MAINTENANCE OF THE VESSELS

     APL agrees that from the date of this Purchase Agreement until each Closing Date, APL shall use due diligence to maintain and repair each of the Vessels in accordance with good commercial marine practice and in accordance with APL's normal practices.

                                 SECTION 10.
                                    TAXES

     Any sales, use or ad valorem taxes payable to any governmental authority as a result of the transactions described in this Purchase Agreement shall be shared equally by the parties.

                                 SECTION 11.
                           DEFAULT AND TERMINATION

     All defaults and disputes relating to this Purchase Agreement shall be governed exclusively by the provisions of Sections 7 and 8 of the Implementa-tion Agreement prior to and including the Implementation Date, and by the provisions of the Alliance Agreement (as defined in the Implementation Agree-ment) if such Alliance Agreement shall be executed and delivered by the parties on the Implementation Date, after the Implementation Date. This Purchase Agreement shall automatically terminate upon any termination pursuant to
Section 7 of the Implementation Agreement. Notwithstanding anything in this Purchase Agreement or in the Implementation Agreement to the contrary, the rights and obligations of the parties with respect to any termination pursuant to Section 7 of the Implementation Agreement prior to the Implementation Date (as defined in the Implementation Agreement) shall be exclusively as set forth in, and shall be exclusively governed by, the provisions of Section 7 of the Implementation Agreement.

                                 SECTION 12.
                               INDEMNIFICATION

      (a) APL agrees to indemnify, defend and hold harmless Matson, its employees, agents and representatives, from and against any and all claims, judgments, demands, causes of action, damages, losses, liabilities, interest, award, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred or suffered by Matson, its employees, agents and representatives, in connection with or relating to:

          (i) Any breach of any representation, warranty, covenant or agreement of APL contained in this Purchase Agreement;

          (ii) Liabilities of APL arising from or relating to the ownership, chartering or other employment of any Vessel prior to its Closing Date;

          (iii) Claims of third parties arising out of or resulting from APL's ownership, chartering or other employment of any Vessel prior to its Closing Date; and

          (iv) The tax-free exchange by APL referred to in SECTION 13 hereof.

      (b) Matson agrees to indemnify, defend and hold harmless APL, its employees, agents and representatives, from and against any and all claims, judgments, demands, causes of action, damages, losses, liabilities, interest, award, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred or suffered by APL, its employees, agents and representatives, in connection with or relating to any or breach of any representation, warranty, covenant or agreement of Matson contained in this Purchase Agreement.

      (c) Any party to be indemnified pursuant to this SECTION 12 shall notify the indemnifying party in writing of any fact of circumstance which may give rise to such indemnification with reasonable detail and promptness after such fact or circumstance first comes to the attention of the party to be indemnified; provided, that in the event
                                                    --------

          the party to be indemnified shall fail in any respect to give such notice, the indemnifying party's obligation to indemnify in respect of the fact or circumstance in question shall be reduced only by the amount of the damage (if any) which the indemnifying party proves it suffered as a direct and proximate result of such failure. The parties will cooperate with each other in the defense of any claim for which indemnity may be sought, and will provide each other with access to, and copies of, such records, and such other assistance, as may reasonably be required in connection with such defense.

                                 SECTION 13.
                            APL LIKE-KIND EXCHANGE

     Pursuant to Section 6.6 of the Implementation Agreement, and subject to said Section 6.6 and the above indemnities, Matson has agreed to cooperate in good faith with APL to facilitate a tax-free exchange of any or all of the Vessels under Internal Revenue Code Section 1031 for an APL C-11 newbuilding currently under construction, including the use of a qualified intermediary, if APL elects to effect such a like-kind exchange; provided, that Matson bear no
                                                --------

material financial, legal or other risk by reason of such tax-free exchange.

                                 SECTION 14.
                                MISCELLANEOUS

     14.1 OTHER AGREEMENTS; AMENDMENTS; NO WAIVER IMPLIED.
          -----------------------------------------------

     This Purchase Agreement, including all appendices, exhibits and schedules attached hereto, and the Implementation Agreement and all appendices, exhibits and schedules attached thereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. No supplement, modification or amendment of this Purchase Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any provision of this Purchase Agreement shall be deemed to be, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     14.2 NOTICES.
          -------

     All notices under this Purchase Agreement shall be given in the same manner as provided in the Implementation Agreement.

     14.3 CAPTIONS.
          --------

     The captions in this Purchase Agreement are for convenience of reference only and are not part of this Purchase Agreement. They do not define or limit any of the terms or provision, or otherwise affect the construction, of this Purchase Agreement.

     14.4 REFERENCES.
          ----------

     References in this Purchase Agreement to sections and exhibits are references to Sections and Exhibits of this Purchase Agreement, except as expressly otherwise indicated.

     14.5 ASSIGNMENT; BINDING EFFECT.
          --------------------------

     Neither party hereto shall have the right to assign or delegate any of its rights or obligations under this Purchase Agreement, and any purported assignment or delegation by such party in violation of the preceding clause shall be null and void and of no force or effect; provided, however, that APL
                                                  --------  -------

shall, subject to all provisions of this Purchase Agreement, have the right to assign or delegate its rights and obligations under this Purchase Agreement, relating to the right to receive payment and the obligation to transfer any of the Vessels, to a qualified intermediary in connection with a like-kind exchange of the Vessels pursuant to SECTION 13 hereof, and Matson shall, subject to all the provisions of this Purchase Agreement, consent to such assignment and delegation. This Purchase Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors.

     14.6 APPLICABLE LAW.
          --------------

     This Purchase Agreement shall be construed and enforced in accordance with and be governed by the internal laws of the State of California. In the event of any uncertainty in the terms of this Purchase Agreement, there shall exist no presumption against either party that such uncertainty arose from the preparation of this Purchase Agreement by such party.

     14.7 COUNTERPARTS.
          ------------

     This Purchase Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     14.8 FURTHER ASSURANCES.
          ------------------

     At any time or from time to time upon the reasonable request of a party hereto (the "Requesting Party"), the other party will promptly execute, acknowledge, and deliver such further documents and do such other acts and things, at the Requesting Party's expense, as shall be necessary or advisable, in the Requesting Party's reasonable judgment, in order to affect fully the purposes of this Purchase Agreement.

     14.9 OTHER.
          -----

     As employed in this Purchase Agreement, the term "Non-Termination Loss" means any loss, damage or casualty to a Vessel not constituting an event set forth in Section 7.1(a)(ii)(A) or (B) or Section 7.2(a)(ii)(A) or (B) of the Implementation Agreement.


     IN WITNESS WHEREOF, APL and Matson have caused this Purchase Agreement to be duly executed as of the day and year first above written.


                                            MATSON NAVIGATION COMPANY, INC.


                                            By
                                              ------------------------------
                                              Name:
                                              Title:


                                            AMERICAN PRESIDENT LINES, LTD.


                                            By
                                              ------------------------------
                                              Name:
                                              Title:

------
                                   EXHIBIT A
                                   ---------



                                DESCRIPTION OF
                       PROPELLERS AND PROPELLER SHAFTS
                       -------------------------------



One C-9 Propeller

One C-9 Tail Shaft

One C-8 Propeller

One C-8 Stern Tube Shaft

One C-8 Intermediate Shaft

One C-8 Propeller Shaft

                                  EXHIBIT B
                                  ---------


                            RESTRICTIONS AND LIENS
                            ----------------------


     1. Maritime liens arising by operation of law securing obligations for necessaries and wages of crews employed by APL which obligations are not due and payable. APL shall pay all such obligations when due and payable, and shall indemnify Matson fully against all such liens and obligations and shall, at APL's cost and expense, immediately cause the release of any Vessel seized or otherwise levied upon by reason of any such lien or obligation.

     2. Maritime liens arising by operation of law for salvage, cargo damage and tort claims incurred by APL which claims are insured (in excess of deductibles) and which have not been liquidated by final judgment or settlement. APL shall pay all such claims if and when liquidated by final judgment or settlement (and in accordance with the terms of the judgment or settlement), and shall indemnify Matson fully against all such liens and obligations and shall, at APL's cost and expense, immediately cause the release of any Vessel seized or otherwise levied upon by reason of any such lien or obligation.

                                  EXHIBIT C
                                  ---------


                    CERTIFICATE OF DELIVERY AND ACCEPTANCE
                    --------------------------------------


     AMERICAN PRESIDENT LINES, LTD. ("APL") does hereby certify:

     1.   That at       a.m./p.m., San Francisco time, on the      day of      ,
                  -----                                       -----       -----
199 , APL delivered the containership named PRESIDENT      , Official No.
   -                                                  -----               -----
(the "Vessel"), at          , to MATSON NAVIGATION COMPANY, INC. ("MATSON")
                   ---------
pursuant to that certain Vessel Purchase Agreement between APL and Matson dated
December   , 1995, as the same has been heretofore amended in accordance with
         --
its terms and a Bill of Sale executed by APL dated this date.

     2. That the Vessel was delivered in accordance with the Vessel Purchase Agreement, except for the items in Exhibit 1 hereto, if any, and delivered to
Matson while the Vessel was located at           , and Matson simultaneously
                                       ----------
accepted the delivery of the Vessel from APL.

     IN WITNESS WHEREOF, APL has executed this Certificate of Delivery and
Acceptance on this       day of      , 199 .
                   -----        -----     -

                                          AMERICAN PRESIDENT LINES, LTD.


                                          By
                                            -----------------------------

                                          Title
                                               --------------------------

     MATSON HEREBY accepts the Vessel pursuant to the Vessel Purchase Agreement on the date hereof at the aforementioned time, at the aforementioned place, subject to the exceptions listed in Exhibit 1 hereto, if any, and subject to warranties and other rights of Matson under the Vessel Purchase Agreement.

                                          MATSON NAVIGATION COMPANY, INC.


                                          By
                                            ------------------------------

                                          Title
                                               ---------------------------

                                  EXHIBIT 1
                                  ---------


                  TO CERTIFICATE OF DELIVERY AND ACCEPTANCE
                  -----------------------------------------



                 REQUIRED REPAIRS, RENEWALS, REPLACEMENTS OR
                     OTHER OBLIGATIONS WHICH REMAIN TO BE
                          ACCOMPLISHED BY CHARTERER
                          -------------------------

                                  EXHIBIT D
                                  ---------


                  FORM OF INTERIM BAREBOAT CHARTER AGREEMENT
                  ------------------------------------------

                                 EXHIBIT 4.3
                                 -----------


                        APL END USER LICENSE AGREEMENT
                        ------------------------------

                                SCHEDULE 1(A)
                                -------------


                             APL VESSEL SOFTWARE*
                             --------------------




SOFTWARE                              TYPE                VENDOR

A. APL PROPRIETARY VESSEL
   SOFTWARE

Filepump                              File Management     Proprietary
                                      Communications      (Written by Paul
                                                          Wood for APL)

Fuel                                  Fuel Tracking       Proprietary
                                                          (Written by Paul
                                                          Wood for APL)

Stability, Trim and Bending (STAB)    Ship Management     Proprietary
                                                          (Written by Paul
                                                          Wood for APL)

Tactics                               Ship Management     Proprietary
                                                          (Developed by
                                                          NAVIS for APL)

B. APL LICENSED VESSEL
   SOFTWARE

AMOS-D                                Ship Management     SpecTech General

FUTRAC                                Fuel Tracking       Ocean Systems,
                                      Passage Reporting   Inc.

NTC Ship Manager                      Ship Management     Nautical
                                                          Technology Corp.

StackWeight                           Lashing/Stow        Herbert
                                      Management          Engineering

C. APL MISCELLANEOUS VESSEL
   SOFTWARE

AutoPilot System                      Menuing             Pilot Systems

3 Menus                               Menuing             3-Com

Blast                                 Communications      Communications
                                                          Research Group

Flow Charting 3                       Flowcharging        Patton & Patton

Instant Mail Manager                  Communications/E-   Kensington
                                      Mail

Lotus                                 Financial           Lotus
                                      Spreadsheets and
                                      Database Program

Microsoft DOS                         PC Operating        Microsoft
                                      System

Microsoft Excel                       Spreadsheet         Microsoft

Microsoft Office                      Office Automation   Microsoft

Microsoft Power Point                 Drawing/Graphics    Microsoft

Microsoft Windows                     PC Operations       Microsoft
                                      Software

Microsoft Word                        Word Processing     Microsoft

Multimate                             Word Processing     Borland

NetWare                               PC Network          Novelle

Norton AntiVirus                      Virus Detection     Symantec

Norton Desktop for DOS                PC Operations       Norton
                                      Software

Professional Write                    Word Processing     Software
                                                          Publishing

Reflex                                Database program    Borland

The Network Archivist (TNA)           Tape BackUp         Pallindrome


**Matson will receive either original or replacement software for all items on this list reasonably required by Matson to run the Vessels.